Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated March 4, 2005, on the consolidated financial statements and schedule and on internal control over financial reporting included in the Annual Report of Verso Technologies, Inc. on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Verso Technologies, Inc. on Form S-3, file number
333-113759, as amended.

Atlanta, Georgia

April 26, 2005